EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 1999, except as to Note 8, which is as of March 1, 1999 relating to the consolidated financial statements, which appears in RadiSys Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 22, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP


Portland, Oregon
August 12, 1999